OPTIONSXPRESS HOLDINGS, INC.

STOCK PURCHASE AGREEMENT

THIS OPTIONSXPRESS HOLDINGS, INC. STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 13th day of February, 2008, by and among Ned W. Bennett (“Seller”) and optionsXpress Holdings, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, Seller is the owner of/controls (directly or indirectly) 2,192,903 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Purchaser; and

WHEREAS, from time to time, Seller shall desire to sell to Purchaser and Purchaser shall desire to purchase shares of Seller’s Common Stock, in amounts and on dates to be mutually agreed upon by the Seller and Purchaser pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the above premises and mutual covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Purchase and Sale of Common Stock. Pursuant to the terms and conditions of this Agreement, Seller hereby agrees to sell and assign to Purchaser, and Purchaser hereby agrees to purchase, such number of shares of Common Stock owned or controlled by Seller (the “Acquired Common Stock”) as Seller and Purchaser may, from time to time, mutually elect to sell and purchase, respectively; provided, however, that the aggregate number of shares of Acquired Common Stock shall not exceed 200,000 per year unless both parties waive such limitation. Upon such mutual election, Seller (or such entity as Seller may control) and Purchaser shall execute the election form attached as Annex A hereto (the “Sale Election Form”), setting forth the number of shares to be sold/purchased and the Consideration (as defined below).

2. Consideration. As consideration for the purchase and assignment of the Acquired Common Stock, Purchaser shall pay to Seller a per share amount equal to the Fair Market Value of the Acquired Common Stock (the “Consideration”). For purposes of this Agreement, “Fair Market Value” means the average closing price of the regular trading session reported on the Nasdaq Global Market for the prior thirty days from the last date preceding the date on which Seller and Purchaser execute the Sale Election Form. The Consideration shall be payable by Purchaser to Seller by wire transfer of immediately available funds to an account designated in writing by Seller.

3. Warranties and Representations of Seller and Purchaser. Each of Seller and Purchaser represents and warrants that (i) it has all necessary power and authority to enter into this Agreement, to carry out and perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby; (ii) the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of it (if a corporation or other entity); (iii) this Agreement has been duly executed and delivered by it, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the terms of this Agreement.

4. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

5. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, without giving effect to its conflict of laws rules.

6. Binding Nature of Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, successors and assigns of each of the respective parties hereto.

7. Entire Agreement. This Agreement represents the parties’ entire agreement with respect to its subject matter and supersedes all prior communications, understandings and agreements with respect thereof. This Agreement may not be amended except by written agreement executed by all parties hereto.

8. Severability. If any provisions hereof shall be or become unenforceable for any reason, the validity and effect of all other provisions shall not be affected thereby.

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PURCHASER:

OPTIONSXPRESS HOLDINGS, INC.

By: /s/ Adam DeWitt
Name: Adam DeWitt
Its: Chief Financial Officer

SELLER:

/s/ Ned W. Bennett

Ned W. Bennett

Annex A

SALE ELECTION FORM

Date:

Consideration: $    per share

By executing this Sale Election Form, [ ] hereby agrees to sell      shares of Common Stock to Purchaser, and Purchaser hereby agrees to purchase such number of shares of Common Stock. The terms and conditions of such sale, including the Consideration for such shares, shall be governed by the optionsXpress Holdings, Inc. Stock Purchase Agreement, dated as of February 13, 2008 (the “Agreement”), by and between Ned W. Bennett and Purchaser. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

In connection with the sale contemplated by this Sale Election Form, [ ] hereby warrants and represents to Purchaser, effective as of the date hereof, as follows:

(a)	That [ ] is the owner of the Acquired Common Stock free and clear of any claims, liens, charges or encumbrances.

(b)	That [ ] has full right, power and authority to sell the Acquired Common Stock to Purchaser and to otherwise enter into this Sale Election Form and to consummate the transactions contemplated herein.

(c)	After the purchase contemplated by this Sale Election Form has been consummated, Purchaser shall be vested with good and marketable title to the Acquired Common Stock, free and clear of any claims, liens, charges or encumbrances.

(d)	[ ] hereby directs the person charged with maintaining the Purchaser’s books and records to record this sale on the Purchaser’s books and records as of the date hereof.

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PURCHASER:
OPTIONSXPRESS HOLDIN	GS, INC.
By: Name: Its:
SELLER:
[	]

By:

Name:

Its: